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                                                                   EXHIBIT 10.11

                            RESEARCH, DEVELOPMENT AND
                              CONSULTING AGREEMENT

                                     between

                      E. I. du Pont de Nemours and Company
                 1007 Market Street, Wilmington, Delaware 19898
                                   ("DuPont")

                                       and

                             DuPont Photomasks, Inc.
                    100 Texas Avenue, Round Rock, Texas 78664
                                     ("DPI")

     This Agreement, effective January 1, 1996, by and between DuPont and DPI provides for research and consulting activities applicable to photomasks, blanks and pellicles ("Field").

1.   SCOPE

     For the term of this Agreement, DuPont, primarily through its Central Research Facility, agrees to provide to DPI reasonable technical assistance and consulting of two general types in the Field:

     (a) State-of-the-art analytical support and general consulting on an as-needed basis ("Analytical Support and Counseling").

     (b) Research projects at DPI's request and agreeable to DuPont addressing specific DPI research needs such as, but not limited to, supporting outside contracts between DPI and SEMATECH. These projects may be long term and detailed ("Research Projects"). In addition, DuPont agrees to advise DPI if other research being conducted by DuPont may have application to the Field, and if so, the Parties may discuss a specific Research Project based on this other research.

2.   COMPENSATION

     (a) DPI agrees to pay $100,000 per calendar year to DuPont for Analytical Support and Consulting.

     (b) In the event the cost of Analytical Support and Consulting in accordance with DuPont's customary charges for the services provided are estimated to exceed the $100,000, DuPont shall notify DPI and DPI shall either agree to any additional projected costs or elect not to have DuPont provide these additional services.


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     (c)  Invoices by DuPont shall be on a quarterly basis and DPI shall remit payment to DuPont within thirty (30) days of invoice date. DuPont shall provide instructions for where payment shall be sent.

     (d) Research Projects between the Parties will be negotiated as to each Project's scope, whether DPI will totally or partially fund the Research Project(s), timing, term, cost and payment schedule, etc. and will be attached to this Agreement when negotiated during the term of this Agreement.

3.   COOPERATION AND KEY PERSONNEL

     (a) DuPont and DPI agree to meet periodically as appropriate, but at least once per year, to review and discuss DPI's staffing and consulting needs for Analytical Support and Consulting and for any Research Projects.

     (b) Dr. Roger French is considered by DPI to be a key DuPont person for any research project. Accordingly, the Parties shall include a provision concerning his availability and commitment in any negotiated Research Project.

     (c) Company contacts for communications between DuPont and DPI to facilitate this Agreement are:

     For DuPont:    Lloyd Guggenberger
                    DuPont Company
                    Central Research & Development
                    Experimental Station 356-301
                    Wilmington, Delaware 19880-0356

     For DPI:       Dr. Franklin D. Kalk
                    DuPont Photomasks, Inc.
                    100 Texas Avenue
                    Round Rock, Texas 78664

4.   CONFIDENTIALITY

     (a) Each Party will hold in confidence and not disclose to any third Party without the prior written consent of the other Party nor use for any other purpose than that contemplated herein any information specifically marked as "confidential" received by it from the other Party, or if oral, designated as "confidential" at the time of disclosure or so designated within thirty (30) days of disclosure. "Any Third Party" does not mean any subsidiary of a Party and each Party is hereby permitted to disclose confidential information hereunder to its subsidiaries who have a bona fide need to know the same provided that each will abide by this confidentiality commitment.


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     (b)  The foregoing obligation of confidentiality and non-use shall extend for the term of this Agreement and for a period of ten (10) years thereafter, provided that no Party shall be obligated to maintain in confidence information:

          (a) which is or becomes part of the public domain other than through breach of this Agreement or through the fault of the receiving Party, or

          (b) which is or becomes available to the receiving Party from a third Party entitled to disclose it, or

          (c) which is made available by the disclosing Party in written form to a third Party on an unrestricted basis, or

          (d) which is required to be disclosed by law or governmental order, or

          (e)  disclosure of which is mutually agreed to by the Parties, or

          (f) which the receiving Party has developed independent of any references to the confidential information, or

          (g) which the receiving Party had knowledge as shown by its written records prior to disclosure thereof.

     (c) If by Agreement of the Parties any Party hereto discloses such information to a third Party, such disclosing Party shall ensure that suitable obligations of secrecy are undertaken by such third Party which are no less stringent than those of this Article.

     (d)  Anything to the contrary notwithstanding

          (i) DuPont shall have no obligation for confidentiality in any technical field other than relating to photomasks, pellicles and blanks unless so identified by DPI and demonstrated by DPI to be related to its business activities; and

          (ii) DPI shall have the right to disclose Confidential DuPont Information if in the sole discretion of DPI such disclosure is necessary for marketing photomasks, pellicles or blanks; and

          (iii)either Party may disclose Confidential Information of the other Party in the filing of any patent application.

5.   INTELLECTUAL PROPERTY

     (a) In connection with any Research Project(s) carried out hereunder, DuPont will make semi-annual presentations to DPI of technology developed by DuPont relating to the Field. In the event DPI undertakes the total funding of any such Research Project, DPI will own any


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technology developed in the Research Project relating to the Field unless otherwise negotiated by the Parties, and will have the right to file any patent applications it deems appropriate based on ideas and/or inventions made in the Research Project. In the event DPI undertakes a partial funding of any such Research Project, DuPont will own any technology developed in the Research Project and will grant DPI an exclusive worldwide license of the technology in the Field with the right to sublicense such technology including any patents issued to DuPont based on any ideas and/or inventions made in the Research Project, at a reasonable royalty to be negotiated between the parties.

     (b) Both Parties shall cooperate with each other to apply for U.S. or foreign patents and shall execute all papers necessary or advisable for the filing and prosecution of any such patent applications. Patent applicant shall bear all costs of patent application, prosecution, maintenance and enforcement.

6.   TERM

     (a) This Agreement shall be effective on January 1, 1996 and continue in full force and effect for five (5) years and shall continue thereafter until terminated by either Party in whole or in part within ninety (90) days after any annual meeting of the Parties as described in 3(a) herein.

     (b) Either Party may immediately terminate this Agreement by notice to the other Party in the event the other Party enters into bankruptcy proceedings, becomes insolvent or commits an act of bankruptcy or breaches a material provision of this Agreement and doesn't cure such breach after thirty (30) days notice of breach.

7.   GENERAL

     (a) The Parties acknowledge that they are independent contractors in carrying out this Agreement and are not representatives, agents or partners or joint venturers with each other. Neither Party has any authority to make any representations or warranties or to bind the other Party in any respect without the other Party's prior written consent.

     (b) No liability shall result to either Party from delay in performance or from nonperformance caused by circumstances beyond the control of the Party who has delayed performance of not performed. The nonperforming Party shall be diligent in attempting to remove any such cause and shall promptly notify the other Party of its extent and probable duration.

     (c) Neither Party shall assign or transfer this Agreement, in whole or in part, or any interest arising under this Agreement, or subcontract any work hereunder, without the prior written consent of the other Party.


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     (d)  Either Party's waiver of any of its remedies afforded hereunder or by law is without prejudice and shall not operate to waive any other remedies, nor shall such waiver operate to waive each Party's rights to any remedies for a future breach, whether of a like or different character.

     (e) The laws of the State of Delaware shall govern the construction of this Agreement.

     (f) In the event that any clause of this Agreement shall be found to be void or unenforceable, such findings shall not be construed to render any other clause of this Agreement either void or unenforceable, and all other clauses shall remain in full force and effect unless the clause(s) which is/are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either Party.

     (g) This Agreement embodies the entire understanding between DuPont and DPI and there are no contracts, conditions, or representations, oral or written, with reference to the subject matter hereof which are not merged herein. No modification hereto shall be of any force or effect unless reduced to writing and signed by both Parties hereto.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

DUPONT PHOTOMASKS INC.                      E. I. DU PONT DE NEMOURS AND COMPANY



By:       /s/ Van H. Leichliter              By:    /s/ John C. Sargent
          ------------------------                  ----------------------------

Title:    Executive Vice President           Title: Vice President and Treasurer
          ------------------------                  ----------------------------
          and General Counsel
          ------------------------


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